UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the securities exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2022

INNOVAGE HOLDING CORP.

(Exact name of registrant specified in its charter)

Delaware	001-40159	81-0710819
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8950 E. Lowry Boulevard Denver, CO (Address of principal executive offices)	80230 (Zip Code)

(844) 803-8745

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	INNV	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On February 14, 2022, InnovAge Holding Corp. (the “Company”) received notice from the Centers for Medicare & Medicaid Services (“CMS”) stating that CMS denied the Company’s application to develop the previously announced PACE center in Terre Haute, IN, which was projected to open in fiscal year 2024. The denial was based on deficiencies detected during CMS’ 2021 audits of the Company’s Sacramento and Colorado PACE programs.

The Company continues to be committed to operating in the state of Indiana and is evaluating its options for the future. The Company cannot guarantee the outcome of this process.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 18, 2022	INNOVAGE HOLDING CORP.

	By:	/s/ Barbara Gutierrez
Name: Barbara Gutierrez
Title: Chief Financial Officer